090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20100306934-08
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/04/2010 11:36 AM
	Entity Number C33289-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Sino Clean Energy Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

The current number of authorized shares of the Company's common stock, par value $0.001 per share, is three hundred million (300,000,000) and the number of authorized shares of the (see attachment for item 3)

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

The number of authorized shares of the Common Stock after ten (10) to one (1) reverse stock split will be thirty million (30,000,000), par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The number of issued and outstanding shares of common stock, par value $0.001 per share, after the reverse stock split will be 16,556,250.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X 任保文

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Attachment to Certificate of Change Pursuant to NRS 78.209

Re: Sino Clean Energy Inc.

Continuation of Item #3

Company's preferred stock, par value $0.001 per share, is fifty million (50,000,000).